Bannockburn | Chicago | Cleveland | Denver Dubuque | Indianapolis | Oakbrook Terrace Orange County | Santa Fe | Sarasota FGMK, LLC 333 W. Wacker Drive, 6th Floor | Chicago, IL 60606 2801 Lakeside Drive, 3rd Floor | Bannockburn, IL 60015 17W110 22nd Street, Suite 350 | Oakbrook Terrace, IL 60181 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 33-30095 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of the First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2024. Bannockburn, Illinois June 27, 2025